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EXHIBIT 99.3



                         FIRST FEDERAL BANCSHARES, INC.

                   NOMINATION AND GOVERNANCE COMMITTEE CHARTER

MISSION

The Nomination and Governance Committee (the "Committee") is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board's performance and recommends to the Board director candidates for each committee for appointment by the Board.

The Committee takes a leadership role in shaping corporate governance policies and practices including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring Company compliance with those policies and Guidelines.

MEMBERSHIP

The members of the Committee shall meet the independence requirements of the Nasdaq National Market listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board. Members of the Committee and the Committee Chair shall be appointed by the Board on the recommendation of the Committee.

DUTIES AND RESPONSIBILITIES RELATING TO NOMINATIONS

The Committee shall have the following duties and responsibilities relating to nominations:

o Review the appropriateness of the size of the Board relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

o Consider criteria for identifying and selecting individuals who may be nominated for election to the Board, which shall reflect at a minimum all applicable laws, rules, regulations and listing standards, including a potential candidate's experience, areas of expertise, familiarity with the Company's market area and other factors relative to the overall composition of the Board.

o Recommend to the Board the slate of nominees for election to the Board at the Company's annual meeting of stockholders.

o As the need arises to fill vacancies, actively seek individuals qualified to become Board members for recommendation to the Board.



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o     Consider unsolicited nominations for Board membership in accordance with guidelines developed by the Committee.

o Periodically review and recommend to the Board the compensation structure for non-employee directors for Board and committee service.

DUTIES AND RESPONSIBILITIES RELATING TO CORPORATE GOVERNANCE

The Committee shall have the following duties and responsibilities relating to corporate governance:

o Review and assess the adequacy of the Company's policies and practices on corporate governance, including the Corporate Governance Guidelines of the Company, and recommend any proposed changes to the Board for approval.

o Review and assess the adequacy of the Company's Code of Ethics and Business Conduct and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Company's culture and business practices.

o Review the Company's business practices, particularly as they relate to preserving the good reputation of the Company.

o Recommend to the Board the number, identity and responsibilities of Board committees and the Chair and members of each committee. This shall include advising the Board on committee appointments and removal from committees or from the Board, rotation of committee members and Chairs and committee structure and operations.

o Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

o Periodically assess the effectiveness of the Board of Directors in meeting its responsibilities and representing the long-term interests of stockholders.

o Report annually to the Board with an assessment of the Board's performance and the performance of the Board committees, to be discussed with the full Board following the end of each fiscal year.

o Review adherence by directors to corporate guidelines regarding transactions with the Company.

o     Monitor the orientation and continuing education programs for directors.


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o     Conduct an annual review of the Committee's performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

o     Regularly report to the Board on the Committee's activities.

o Obtain advice and assistance, as needed, from internal or external legal, accounting, search firms or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment.

o Delegate responsibility to subcommittees of the Committee as necessary or appropriate.




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